UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 12, 2020

Dun & Bradstreet Holdings, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

103 JFK Parkway
Short Hills, NJ 07078
(Address of principal executive offices)

(973) 921-5500
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2020, the Board of Directors of Dun & Bradstreet Holdings, Inc. (“DNB” or the “Company”) adopted a resolution increasing the size of the Company’s Board of Directors to nine, and elected Keith J. Jackson to serve on our Board of Directors. Mr. Jackson will serve in Class I of our Board of Directors, and his term will expire at the annual meeting of our shareholders to be held in 2021. Mr. Jackson has not been appointed to any committee of our Board.

Mr. Jackson, who is age 55, is President of Positive Atmosphere Reaches Kids, a non-profit organization founded by Mr. Jackson in 1993 that is headquartered in Little Rock, Arkansas, and works with at-risk youth to provide positive reinforcement for success. Mr. Jackson also serves on the board of directors of BancorpSouth Bank and the board of trustees of the University of Oklahoma Foundation.

Mr. Jackson is not a party to any related party transactions with the Company. He will receive customary compensation paid to our non-employee directors.

Item 8.01. Other Events

On August 18, 2020, DNB issued a press release announcing Mr. Jackson’s election to the Board of Directors. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 901. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release announcing the appointment of Keith J. Jackson to the Dun & Bradstreet Holdings, Inc. Board of Directors

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt, III
Joe A. Reinhardt, III
Date:	August 18, 2020		Chief Legal Officer